UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2006 (December 6, 2006)

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a) Fourth Supplemental Indenture

On December 6, 2006, NewMarket Corporation (the “Company”) entered into a Fourth Supplemental Indenture, dated as of December 6, 2006 (the “Fourth Supplemental Indenture”), between the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of April 30, 2003, (the “Initial Indenture”) among Ethyl Corporation (“Ethyl”), the guarantors listed on the signature pages thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 18, 2004, among the Company, Ethyl, Afton Chemical Asia Pacific LLC, Afton Chemical Canada Holdings, Inc., Afton Chemical Intangibles LLC, Ethyl Asia Pacific LLC, NewMarket Services Corporation, the other guarantors listed on the signature pages thereto and the Trustee, the Second Supplemental Indenture, dated as of July 1, 2004, among the Company, Afton Chemical SPRL and the Trustee, and the Third Supplemental Indenture, dated as of November 2, 2004 (the “Third Supplemental Indenture,” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, and the Initial Indenture, the “Existing Indenture”), among the Company, Old Town LLC and the Trustee, governing the Company’s 8 7/8% Senior Notes due 2010 (the “8 7/8% Notes”). The Fourth Supplemental Indenture amends the Existing Indenture to remove substantially all of the restrictive covenants and certain events of default that previously applied to the 8 7/8% Notes.

The Fourth Supplemental Indenture became effective on December 12, 2006 upon the Company’s acceptance for payment on that date of the 8 7/8% Notes tendered in the Company’s previously announced tender offer and consent solicitation. See “Item 8.01. Other Events,” below.

This summary of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Fourth Supplemental, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

(b) Indenture

On December 12, 2006, the Company issued $150.0 million in aggregate principal amount of 7 1/8% Senior Notes due 2016 (the “7 1/8% Notes”) pursuant to an Indenture, dated December 12, 2006 (the “Indenture”), among the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The 7 1/8% Notes were offered (the “Offering”) only to qualified institutional buyers and non-U.S. persons, pursuant to Rule 144A and Regulation S, respectively, of the Securities Act of 1933, as amended.

For a more detailed description of the 7 1/8% Notes, see “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” below.

(c) Registration Rights Agreement

On December 12, 2006, in connection with the Offering, the Company entered into a Registration Rights Agreement, dated as of December 12, 2006 (the “Registration Rights Agreement”), among the Company, the guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC, pursuant to which the Company agreed (i) to file a registration statement (the “Exchange Registration Statement”) not later than 90 days after the issue date of the 7 1/8% Notes enabling holders to exchange the privately placed 7 1/8% Notes for publicly registered notes with substantially identical terms (the “Exchange Offer”), (ii) to use all commercially reasonable efforts to cause the Exchange Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) on or prior to 180 days after the issue date of the 7 1/8% Notes and (iii) to use all commercially reasonable efforts to cause the Exchange Offer to be commenced and completed no later than 40 business days after the date on which the Exchange Registration Statement is declared effective.

In addition, the Company agreed, in certain circumstances, (i) to use all commercially reasonable efforts to file a shelf registration statement (the “Shelf Registration Statement”) on or prior to 30 days after the date such obligation arises that would allow some or all of the 7 1/8% Notes to be offered to the public and (ii) to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to 180 days after the date the obligation to file the Shelf Registration Statement arises and remain effective for two years following the issue date of the 7 1/8% Notes (or such shorter period that will terminate when all the 7 1/8% Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement).

The Company will pay liquidated damages with respect to the 7 1/8% Notes in the event (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”), (iii) the Company fails to complete the Exchange Offer within 40 business days of the Effectiveness Target Date with respect to the Exchange Registration Statement or (iv) the Shelf Registration Statement or the Exchange Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each of (i) - (iv), a “Registration Default”).

Upon the occurrence of a Registration Default, the Company will pay liquidated damages to each holder of 7 1/8% Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of 7 1/8% Notes held by such holder. The amount of liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of 7 1/8% Notes on the first day of each subsequent 90-day period during which the Registration Default continues, up to a maximum aggregate amount of liquidated damages of $0.25 per week per $1,000 principal amount of 7 1/8% Notes. If the Company cures the Registration Default, the accrual of liquidated damages will cease.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 7 1/8% Notes bear interest at the rate of 7 1/8% per year and will mature on December 15, 2016. Interest will be paid on the 7 1/8% Notes semi-annually on June 15 and December 15, commencing June 15, 2007, to the persons in whose names the 7 1/8% Notes are registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. The 7 1/8% Notes were issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 7 1/8% Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by all of the Company’s wholly-owned domestic subsidiaries. The 7 1/8% Notes will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The Company may redeem the 7 1/8% Notes before their maturity, in whole or part, at any time on or after December 15, 2011, at a redemption price equal to 100% of the principal amount of the 7 1/8% Notes to be redeemed plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, prior to December 15, 2009, the Company may redeem up to 35% of the aggregate principal amount of the 7 1/8% Notes with the proceeds of certain qualified equity offerings at a redemption price equal to 107.125% of the principal amount, plus accrued and unpaid interest, provided that (i) at least 65% of the aggregate principal amount of the 7 1/8% Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 90 days of the date of the closing of any such equity offering.

Upon experiencing a change of control, the Company may be required to offer to purchase the 7 1/8% Notes at a purchase price equal to 101% of the principal amount of the 7 1/8% Notes repurchased, plus accrued and unpaid interest.

The principal amount of the 7 1/8% Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries and may be declared immediately due and payable by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding 7 1/8% Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest (including liquidated damages) at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indenture; (iii) an event of default on any indebtedness of the Company or its Restricted Subsidiaries (as defined in the Indenture) of $15.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity; (iv) entry of one or more final judgments in excess of $10.0 million in the aggregate against the Company or any Restricted Subsidiary and such judgment or judgments have not been paid, discharged or stayed within the time period prescribed under the Indenture; and (v) certain bankruptcy or insolvency events involving the Company or certain of its Restricted Subsidiaries.

This summary of the Indenture and the 7 1/8% Notes does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Indenture and the form of global security representing the 7 1/8% Notes, copies of which are attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated herein by reference.

Section 8 — Other Events

Item 8.01. Other Events.

On December 7, 2006, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, reporting the pricing information for the Company’s previously announced private offering of $150.0 million in aggregate principal amount of 7 1/8% Notes.

On December 8, 2006, the Company issued a press release, attached hereto as Exhibit 99.2 and incorporated herein by reference, reporting (i) the pricing information for the Company’s tender offer for any and all of its outstanding $150.0 million in aggregate principal amount of 8 7/8% Notes and (ii) the receipt of requisite consents, pursuant to the Company’s previously announced tender offer and consent solicitation for the 8 7/8% Notes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the 7 1/8% Notes nor an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the 8 7/8% Notes. Offers for the 7 1/8% Notes will be made only by means of the Confidential Offering Circular, dated December 7, 2006. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and Consent Solicitation Statement, dated November 21, 2006, and the related Letter of Transmittal and Consent.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Fourth Supplemental Indenture, dated as of December 6, 2006, among the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee.

4.2	Indenture, dated as of December 12, 2006, among the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee.

4.3	Form of Global Note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of December 12, 2006, among the Company, the guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by the Company on December 7, 2006.

99.2	Press Release issued by the Company on December 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Fourth Supplemental Indenture, dated as of December 6, 2006, among the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee.

4.2	Indenture, dated as of December 12, 2006, among the Company, the guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee.

4.3	Form of Global Note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of December 12, 2006, among the Company, the guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by the Company on December 7, 2006.

99.2	Press Release issued by the Company on December 8, 2006.